Microsoft Word 11.0.6568;SUB-ITEM 77Q1(a)

                                           MFS VARIABLE INSURANCE TRUST


Appendix A, as revised June 28, 2005, to the Master Amended and Restated By-Laws for MFS Variable Insurance Trust, dated January 1, 2002 as revised June 23, 2004, is contained in Post-Effective Amendment No. 57 to the Registration statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 28, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.